Exhibit 8.1

List of Subsidiaries, Variable Interest Entities and Subsidiaries of Variable Interest Entities

Subsidiary/VIE/VIE Subsidiary	Jurisdiction of incorporation or organization

Hong Kong Xibolun Technology Limited	Hong Kong

Zhejiang Xibolun Automation Project Technology Co., Ltd.	People’s Republic of China

Wenzhou Xibolun Fluid Equipment Co., Limited	People’s Republic of China

NiSun International Enterprise Management Group (British Virgin Islands) Co., Ltd.	British Virgin Islands

NiSun International Enterprise Management Group (Hong Kong) CO., Limited	Hong Kong

NingChen (Shanghai) Enterprise Management Co., Ltd	People’s Republic of China

Shandong Taiding International Investment Co., Ltd	People’s Republic of China

Fintech (Shanghai) Digital Technology Co., Ltd.*	People’s Republic of China

Beijing Hengtai Puhui Information services Co., Ltd*	People’s Republic of China

Khorgos Fintech Network Technology Co., Ltd**	People’s Republic of China

Jilin Lingang Trade Co., Ltd**	People’s Republic of China

NiSun family office (Guangzhou) Co., Ltd**	People’s Republic of China

Hangzhou Fengtai Technology Co., Ltd**	People’s Republic of China

Dunhua Midtown Asset Management Registration Center Co., Ltd**	People’s Republic of China

*	Indicates consolidated variable interest entities (“VIEs”).

**	Indicates subsidiaries of consolidated VIEs.